EXHIBIT 10.2

                           REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, dated for reference purposes only as of January 11, 2002, is made at San Diego, California between ADVANCED MARKETING SERVICES, INC., a Delaware corporation ("BORROWER"), and CALIFORNIA BANK & TRUST, a California banking corporation ("BANK"), with reference to the following

                                R E C I T A L S:

     A. Borrower wishes to obtain a revolving line of credit for business acquisitions by, and general corporate purposes of, Borrower.

     B. Bank is willing to extend a revolving credit facility to Borrower, in the maximum aggregate amount of Thirteen Million Dollars ($13,000,000), on the terms and subject to the conditions of this Agreement.

     THE PARTIES AGREE:

                             ARTICLE 1. DEFINITIONS

     1.1 CAPTIONS AS DEFINED TERMS. The captions appearing in the balance of this Article 2 will be used as defined terms in this Agreement.

     1.2 ACCOUNTS RECEIVABLE. All of Borrower's accounts and other rights to receive payments for goods and other products sold or leased or for services rendered, whether or not earned by performance, recognized by Borrower or recorded on its book and records, and irrespective of whether any may be characterized as accounts, chattel paper, choses-in-action, contract rights, general intangibles, instruments, invoices, notes or otherwise in any document, by any person or under applicable law.

     1.3 ADVANCE. Each separate disbursement of funds by Bank to Borrower pursuant to this Agreement.

     1.4 AGREEMENT. This Revolving Credit Agreement, as the same may from time to time be amended or supplemented.

     1.5 BUSINESS DAY. Any day other than a Saturday or Sunday, which is not a legal holiday in the State of California and which is not a date on which national banks in the State of California are authorized to close.

     1.6 COLLATERAL. The Accounts Receivable and any other personal property of Borrower in which Bank is granted a security interest by the Security Agreement.

     1.7 COMPUTATION PERIOD. Any period of four (4) consecutive fiscal quarters of Borrower (including any fiscal year).

     1.8 CURRENT ASSETS. At a particular date, all amounts that would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as of such date; provided, however, that such amounts shall not include any Intangibles.

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     1.9  CURRENT LIABILITIES. At a particular date, all amounts that would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower as of such date, but in any event including the amounts of (i) all Indebtedness of Borrower payable on demand or, at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, (ii) any payments in respect of any Indebtedness of Borrower (whether installment, serial maturity or sinking fund payments or otherwise) required to be made not more than twelve (12) months after such date, (iii) all Indebtedness of Borrower hereunder to Bank with respect to the Loan, and (iv) to the extent that maintenance of such reserves is required under GAAP, all reserves in respect of liabilities or Indebtedness payable on demand, or at the option of the Person to whom such Indebtedness is owed, not more than twelve (12) months after such date, the validity of which is contested at such date.

     1.10 CURRENT RATIO. The ratio of Current Assets to Current Liabilities.

     1.11 EBITDA. For any referenced Computation Period, the aggregate earnings of Borrower before interest, income and franchise taxes, amortization and depreciation for the Computation Period, excluding extraordinary items, each as determined in accordance with GAAP.

     1.12 ELIGIBLE ACCOUNTS RECEIVABLE. All domestic Accounts Receivable that are less than ninety (90) days past due.

     1.13 EVENT OF DEFAULT. Any event described in Paragraph 5.1 of this Agreement.

     1.14 EXISTING REVOLVING LINE OF CREDIT. That certain revolving credit facility extended by Bank to Borrower in the maximum aggregate amount of Twelve Million Dollars ($12,000,000) pursuant to an Amended and Restated Loan Agreement effective as of July 27, 2000, as modified concurrently with execution of this Agreement.

     1.15 FINANCIAL STATEMENTS. Financial statements of Borrower, including income statements, balance sheets, statements of cash position and such other financial reports and information as Bank may reasonably require.

     1.16 FUNDING DATE. The date on which Bank first makes an Advance hereunder.

     1.17 GAAP. Generally accepted accounting principles, consistently applied.

     1.18 GOVERNMENTAL AUTHORITY. The United States, the State of California, the County of San Diego and any other political subdivision therein, and any agency, department, commission, board, bureau or instrumentality of any of them.

     1.19 GOVERNMENTAL REQUIREMENTS. Any law, ordinance, order, rule, regulation or requirement of a Governmental Authority.

     1.20 INDEBTEDNESS. The Loan and all other loans and advances to Borrower (including those made hereunder), whether by Bank or by a third-party lender, and debts, liabilities, obligations, covenants and duties of Borrower, whether now or hereafter made, incurred, covenanted or created, whether voluntary or involuntary, and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, regardless of whether Borrower may be liable individually or jointly with others, or whether recovery upon any of the same may be or hereafter become barred by any statute of limitations, and whether any of the same may be or hereafter become

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otherwise unenforceable. The term "Indebtedness" also includes all renewals and extensions of any and all such loans, advances, debts, obligations and liabilities.

     1.21 INTANGIBLES. At a particular date, all assets of Borrower, determined at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and the amount of any write-up in the book value of any assets resulting from any revaluation thereof after the Funding Date.

     1.22 LEVERAGE RATIO. The ratio of Total Liabilities to Tangible Net Worth.

     1.23 LIBOR-BASED INTEREST PERIOD. A period of one (1), three (3), six (6), nine (9) or twelve (12) months, as specified by Borrower for any LIBOR-Based Portion pursuant to Paragraph 3 of the Note.

     1.24 LIBOR-BASED PORTIONS. Portions of the Loan, each of which shall be in the minimum amount of $2,000,000, for which interest accrues at the LIBOR-Based Rate during the applicable LIBOR-Based Interest Period.

     1.25 LIBOR-BASED RATE. The rate per annum defined as such in the Note.

     1.26 LOAN. Thirteen Million Dollars ($13,000,000), subject to the terms of this Agreement and the other Loan Documents.

     1.27 LOAN DOCUMENTS. This Agreement, the Note, the Security Agreement and any other documents delivered by Borrower pursuant hereto.

     1.28 LOAN FEE. A fee for the Loan in the amount of Fifteen Thousand Dollars ($15,000).

     1.29 LONG-TERM LIABILITIES. At a particular date, all amounts that would, in conformity with GAAP, be included under liabilities on a balance sheet of Borrower as of such date, but excluding Current Liabilities.

     1.30 MATURITY DATE. August 31, 2002.

     1.31 NOTE. The revolving promissory note of even date herewith signed and delivered by Borrower in favor of Bank in original principal amount of Thirteen Million Dollars ($13,000,000).

     1.32 PERSON. Any individual, general partnership, limited partnership, limited liability company, joint venture, trust, estate, corporation, association or other entity.

     1.33 PRIME RATE. The "California Bank & Trust Prime Rate" as announced from time to time by Bank. In the event Bank should cease to announce a California Bank & Trust Prime Rate, the Prime Rate shall be the "Prime Rate" as published from time to time in the Western edition of the Wall Street Journal, and if a range of rates or more than one such rate is published, the Prime Rate shall be the highest rate so published.

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     1.34 SENIOR DEBT. The Loan and the Existing Revolving Line of Credit.

     1.35 SECURITY AGREEMENT. The Security Agreement made by Borrower in favor of Bank, granting Bank a security interest in the Collateral.

     1.36 SUBORDINATED DEBT. All Long-Term Liabilities that have been subordinated to the Senior Debt by subordination agreements, acceptable to Bank in its sole discretion, signed by Borrower and the creditor on the Subordinated Debt.

     1.37 TANGIBLE NET WORTH. Borrower's book net worth, as established in accordance with GAAP, minus Intangibles but plus Subordinated Debt.

     1.38 TOTAL LIABILITIES. At a particular date, all Current Liabilities, plus all Long-Term Liabilities that are not Subordinated Debt.

     1.39 UNUSED LOAN. At a particular date, the amount of the Loan that has not been disbursed, I.E., the amount that remains available for disbursement to Borrower.

     1.40 UNUSED LOAN FEE. One-quarter of one percent (0.25%) of the Unused
Loan.

                    ARTICLE 2. TERMS OF THE REVOLVING CREDIT

     2.1  THE LOAN.

          (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, and Borrower agrees to borrow from Bank an aggregate principal amount at any one time outstanding up to but not exceeding the Loan. The Loan will be a revolving line of credit, and within the overall maximum principal amount, Borrower may borrow, repay and reborrow at any time or from time to time, from the date hereof until the Maturity Date.

          (b) The Loan shall mature and, except as otherwise set forth herein, all amounts due from Borrower to Bank hereunder shall be due and payable in full, on the Maturity Date. Borrower acknowledges and agrees that Borrower is and shall be solely responsible for arranging funds necessary to pay Bank in full on or before the Maturity Date. Borrower expressly acknowledges and agrees that Bank has not agreed herein to provide long-term funding for Borrower's business.

          (c) Principal outstanding under the Loan shall bear interest at the Prime Rate, as the same may change from time to time; provided, however, that as set forth in the Note, at Borrower's request from time to time specified portions of the Loan (each, a "Portion") shall bear interest at the LIBOR-Based Rate during any LIBOR-Based Interest Period. Upon expiration of the LIBOR-Based Interest Period, the applicable Portion shall thereafter bear interest at the Prime Rate, unless and except to the extent that Borrower has established another LIBOR-Based Portion in accordance with Paragraph 3 of the Note.

          (d) Borrower shall make monthly payments of accrued interest in arrears on the first day of each month.

          (e) Advances may be requested by Borrower on at least two Business Days prior notice. Requests may be made orally if confirmed in writing the day of the request. All communications, instructions, or directions by telephone or otherwise to Bank are to be directed to Bank's office shown herein. Any of the


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following persons currently are authorized to request advances and authorize payments under the lines of credit until Bank receives from Borrower, at Bank's address shown herein, written notice of revocation of their authority: Michael
M. Nicita, President and Chief Executive Officer; Edward J. Leonard, Executive Vice President and Chief Financial Officer; Steve Boyle, Vice President and Controller; and Derek A. Brown, Cash Manager.

          (f) Each Advance shall be evidenced by endorsements on the Note or by Bank's internal records, including daily computer print-outs.

     2.2 LOAN FEES. In consideration of Bank's agreement to make the Loan, the Loan Fee shall be due and payable to Bank upon execution of this Agreement by Borrower and Bank. Borrower shall also reimburse Bank, up to a maximum of $5,000, for all reasonable costs of Bank's legal counsel in preparing loan documentation and any other out-of-pocket costs incurred by Bank in connection with the Loan. In addition, beginning July 1, 2002 and continuing on the first day of each calendar quarter thereafter, Borrower shall pay an Unused Loan Fee calculated based the average amount of the Unused Loan that existed at any time during the preceding calendar quarter.

     2.3 DELIVERIES PRIOR TO INITIAL FUNDING DATE. Prior to the initial Funding Date, and as conditions precedent to Bank's obligation to make the initial Advance, the following shall have been received and approved by Bank, at its sole discretion:

          (a)  The Note.

          (b)  The Security Agreement.

          (c)  The Financial Statements of Borrower.

          (d) Borrower's articles of incorporation, bylaws and all amendments thereto; borrowing authorizations and/or resolutions as specified by Bank; evidence satisfactory to Bank that Borrower has been duly organized and is validly existing in the State of Delaware.

          (e) A modification agreement amending the terms of the Existing Revolving Line of Credit, in form and of substance prescribed by Bank.

          (f) Such other documentation as Bank may reasonably require.

     2.4 DELIVERIES PRIOR TO EACH FUNDING DATE. Prior to the initial and each other Funding Date, and as conditions precedent to Bank's obligation to make the requested Advance, the following shall have been received and approved by Bank, at its sole discretion:

          (a) Evidence satisfactory to Bank that the aggregate amount of all purchase money Indebtedness, unsecured Indebtedness and obligations constituting Indebtedness under GAAP arising under capitalized leases does not exceed $10,000,000.

          (b) Evidence satisfactory to Bank that there are no liens encumbering Borrower's real or personal property except Bank's lien under the Security Agreement on Borrower's Accounts Receivable, and subject to the limitation of Paragraph 2.4(a) above, liens securing (i) purchase money Indebtedness incurred in the purchase of real and personal property in the ordinary course of Borrower's business so long as each is secured only by the property purchased,

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and (ii) obligations constituting Indebtedness under GAAP arising under capitalized leases entered into in the ordinary course of Borrower's business.

          (c) Evidence satisfactory to Bank that all of Borrower's representations and warranties herein remain true and correct in all material respects.

          (d) Evidence satisfactory to Bank that there has been no material adverse change in Borrower's financial condition.

          (e) Evidence satisfactory to Bank that no Event of Default has occurred, and no event or condition has occurred or exists which with notice or the lapse of time or both would constitute an Event of Default.

              ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY BORROWER

     As a material inducement to Bank to enter into this Agreement and to make the Loan to Borrower, Borrower hereby unconditionally makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until payment in full of the Loan.

     3.1 DUE ORGANIZATION. Borrower is duly organized, validly existing and in good standing under the laws of Delaware, and is qualified to do business and in good standing in the State of California, with full power and authority to consummate the transaction contemplated hereby.

     3.2 BORROWER'S POWERS. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Delaware, with full power and adequate authority, and rights to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of its business makes such qualification necessary. Borrower has full power and authority to sign and enter into the Loan Documents, to undertake and consummate the transactions contemplated thereby, and to pay, perform and observe all of the conditions, covenants, agreements and obligations contained therein.

     3.3 LOAN DOCUMENTS AUTHORIZED. The execution, delivery and performance by Borrower of and under the Loan Documents are duly authorized, and do not require the consent or approval of any governmental body or other regulatory authority. The Loan Documents are the valid and binding obligations of Borrower, legally enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, debtor relief or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

     3.4 NO CONFLICT. The execution, delivery and performance of the Loan Documents by Borrower will not breach or constitute a default under any agreement, indenture, undertaking or other instrument to which Borrower is a party or by which Borrower may be bound or affected.

     3.5 LITIGATION. Except as otherwise disclosed to Bank, there is no litigation or other proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of Borrower's assets which, if determined adversely to Borrower, would have a materially adverse effect on the financial condition, properties or operations of Borrower, and Borrower is in

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default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     3.6 NO VIOLATION. The consummation of the transaction contemplated by this Agreement, and the payment and performance of all of the obligations set forth in this Agreement, the Note, the Security Agreement and the other Loan Documents, will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, contract, loan or credit agreement, corporate charter, bylaws, partnership agreement, trust agreement, operating agreement or other instrument to which Borrower is a party or by which Borrower or the Collateral may be bound or affected.

     3.7 FINANCIAL STATEMENTS. All Financial Statements delivered to Bank are true and correct in all material respects, have been prepared in accordance with GAAP unless otherwise noted therein, and fairly present the respective financial conditions of Borrower and the subjects thereof as of their respective dates. No materially adverse change has occurred in the financial reflected in the Financial Statements, and no additional borrowings have been made by Borrower or the subjects thereof, other than borrowings approved by Bank, since their respective dates. Borrower understands and acknowledges that there are criminal penalties for giving false financial information to federally insured financial institutions.

     3.8 TAXES. Borrower has filed all required Federal, State and local tax returns and has paid all taxes due and payable. Borrower knows of no basis for additional assessments with respect to any taxes.

     3.9 BROKER'S FEES. Borrower has not dealt with any person or entity who is or may be entitled to any brokerage commission, finder's fee, loan commission or other sum in connection with signing and entering into this Agreement, the consummation of the transaction contemplated hereby or the making of the Loan by Bank to Borrower, and Borrower hereby agrees to indemnify, defend and hold Bank harmless from and against any and all losses, costs, liabilities and expenses, including attorneys' fees, that Bank may suffer or sustain should such representation or warranty prove to be inaccurate in whole or in part.

     3.10 ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Bank concerning the Loan or required by this Agreement or any of the other Loan Documents are accurate, correct and sufficiently complete to give Bank true and accurate knowledge of their subject matter, and do not contain any untrue statement of a material fact or omit any material fact necessary to make the same not misleading.

     3.11 NATURE OF REPRESENTATIONS AND WARRANTIES. Borrower certifies to Bank that all representations and warranties made in this Agreement and all other Loan Documents are true and correct in all material respects and do not contain any untrue statement of a material fact or omit any material fact necessary to make such representations and warranties not misleading. Any such representations and warranties shall remain true and correct in all material respects and shall survive so long as any of Borrower's obligations under this Agreement have not been satisfied or the Loan or any part thereof remains outstanding, and for any applicable statute of limitations period thereafter. Each representation and warranty made in this Agreement, in any other Loan Documents, and in any other document delivered to Bank by Borrower shall be deemed to have been relied upon by Bank, notwithstanding any investigation, inspection or inquiry theretofore or thereafter made by or on behalf of Bank, or any disbursement made by Bank related thereto. The representations and warranties contained in this Agreement which are made to the best knowledge of

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Borrower have been made after diligent inquiry calculated to ascertain the truth and accuracy of the subject matter of each such representation and warranty.

                        ARTICLE 4. COVENANTS OF BORROWER

     Borrower covenants and agrees that so long as any credit hereunder shall be available and until payment in full of the Loans, unless Bank shall otherwise consent in writing:

     4.1 LITIGATION. Borrower shall promptly inform Bank in writing of (i) all material adverse changes in Borrower's financial condition; and (ii) all litigation and claim s and all threatened litigation and claims affecting Borrower which could materially affect the financial condition of Borrower.

     4.2 MAINTAIN RECORDS. Borrower shall keep and maintain full and accurate accounts and records of its operations according to GAAP and customary practices for Borrower's type of business.

     4.3 TAXES. Borrower shall pay and discharge all lawful claims, including taxes, assessments and governmental charges or levies, imposed upon Borrower, Borrower's income or profits and upon all properties belonging to Borrower, before the date upon which penalties attach thereto.

     4.4 INSURANCE. Borrower shall maintain insurance with responsible insurance carriers against such risks and in such amounts as is customarily carried by similar businesses, including, without limitation, fire, public liability, property damage, workers' compensation and interruption of business insurance.

     4.5 PAYMENT OF COSTS. Subject to Paragraph 2.2 of this Agreement, Borrower shall bear all costs and expenses required to satisfy the terms and conditions of this Agreement, including, without limitation, the costs and expenses of Bank's counsel in connection with the Loan.

     4.6 NOTIFICATION OF DEFAULT. Borrower shall promptly notify Bank in writing f the occurrence of any Event of Default as defined in this Agreement, or of any facts then in existence that could become an Event of Default upon the giving of notice or the lapse of time or both.

     4.7 COMPLIANCE. Borrower shall comply promptly with all governmental requirements applicable to Borrower, and shall cause all conditions in this Agreement to be satisfied at the time and in the manner provided in this Agreement.

     4.8 SALE OF BUSINESS. Borrower shall not sell any assets except in the ordinary course of its business as now conducted or as conducted by any business hereafter acquired; or sell, lease, assign, or transfer any substantial part of Borrower's business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted or as conducted by any business hereafter acquired, including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same.

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     4.9  FINANCIAL COVENANTS.

          (a) No later than forty-five (45) days after the end of each fiscal quarter and ninety (90) days after the end of each fiscal year, Borrower shall demonstrate to Bank's reasonable satisfaction that (i) Borrower's Tangible Net Worth is not less than Seventy Million Dollars ($70,000,000), (ii) the ratio of Senior Debt to EBITDA for the Computation Period just ended is not more than 1.85:1, (iii) the value of Eligible Accounts Receivable is more than the Loan; and (iv) Borrower's Current Ratio is not less than 1.10:1.

          (b) Borrower shall, no later than forty-five (45) days after the end of each quarter, demonstrate to Bank's reasonable satisfaction a Leverage Ratio that is no more than 3.00:1 for the quarters ending March 31, June 30 and December 31, and 3.25:1 for the quarter ending September 30.

     4.10 FINANCIAL REPORTING. Borrower shall deliver to Bank: (i) within one hundred twenty (120) days after the end of each fiscal year, audited Financial Statements for Borrower; (ii) within forty-five days after the end of each fiscal quarter, interim Borrower-certified Financial Statements of Borrower and Borrower's Form 10-Q filing; (iii) within forty-five (45) days after the end of each fiscal quarter, aging summaries of Borrower's Accounts Receivable and accounts payable; (v) within forty-five (45) days after request, such interim or periodic financial information regarding Borrower as Bank may reasonably require. All such Financial Statements and other financial information shall be in a form reasonably acceptable to Bank, and shall be the most recent that has been prepared by or for the subjects thereof. Bank may rely thereon until otherwise notified in writing by Borrower, and may, but shall not be obligated to, verify the information contained therein. From time to time, Bank may receive financial information about Borrower from others, and may answer questions and requests from others seeking credit and experience information about Borrower and their relationships with Bank.

                          ARTICLE 5. DEFAULT; REMEDIES

     5.1 EVENTS OF DEFAULT. Any one or more of the following events shall be an Event of Default:

          (a) Failure to pay any installment of principal or interest on the Notes or any other monetary obligations as required hereunder or thereunder within ten (10) days after the date due.

          (b) Failure of Borrower to perform any of its obligations under any covenant, condition or agreement set forth in this Agreement, if such failure is not cured within ten (10) days after written notice from Bank (or such longer period as is reasonably determined by Bank to be necessary for completion of the cure, so long as Borrower begins promptly and thereafter diligently continues to cure the failure).

          (c) Failure of Borrower to perform any of its obligations under any covenant, condition or agreement set forth in the Note or any of the other Loan Documents, if such failure is an event of default thereunder and is not cured within the applicable cure period (if any).

          (d) Failure to pay, or any default on the payment of, any principal of or any interest on any Indebtedness, or any breach with respect to any term of any evidence of such Indebtedness, or of any loan agreement, mortgage,

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indenture or other agreement relating thereto, whether or not waived by the note holder or obligee.

          (e) Failure of Borrower to comply with any Governmental Requirements within the applicable cure period (if any), if Bank reasonably determines that such failure would have a material adverse effect on Borrower's financial condition or Bank's security for the Loan.

          (f) Any of Borrower' representations or warranties made herein or any statement or certificate at any time given in writing by Borrower pursuant hereto or in connection herewith shall be false or misleading in any material respect.

          (g) A court having jurisdiction shall enter a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Borrower, or for any substantial part of the properties of any Borrower, or ordering the winding up or liquidation of the affairs of any Borrower; or Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Borrower, or for any substantial part of the properties of any Borrower, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they come due or shall take any action in furtherance of any of the foregoing.

          (h) The attachment, levy, execution or other judicial seizure of any Collateral provided by Borrower under any of the Loan Documents which is not released, expunged, discharged or dismissed before the earlier of thirty (30) days after such attachment, levy, execution or seizure, or (ii) five (5) days prior to the date of any proposed sale of the assets affected thereby, if Bank reasonably determines that such attachment, levy, execution or other judicial seizure of Collateral would have a material adverse effect on Borrower's financial condition or Bank's security for the Loan.

     5.2 REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Bank may at its option, without demand, presentment or notice, all of which hereby are expressly waived, exercise one or more of the following remedies:

          (a) Terminate all credit hereunder and all obligations of Bank to make any further Advances hereunder.

          (b) Declare the Note and all other sums owing to Bank with respect to the other Loan Documents to be immediately due and payable, whereupon the same shall be due and payable in full.

          (c) Exercise its remedies under the Security Agreement and/or the other Loan Documents.

          (d) Exercise any and all other rights and remedies of Bank as it shall deem appropriate at law, in equity, or otherwise.


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     5.3  REPAYMENT OF FUNDS ADVANCED. If Bank spends its funds in exercising or enforcing any of its rights or remedies under the Loan Documents, the amount of funds spent shall be payable to Bank upon demand, together with interest at the rate applicable to the principal balance of the Note, from the date such funds were spent until repaid.

     5.4 REMEDIES CUMULATIVE. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Bank from pursuing any further remedy which it may have hereunder or by law.

     5.5 WAIVER OF TRIAL BY JURY. Bank and Borrower each knowingly, voluntarily and intentionally waive any right it or they may have to a trial by jury in respect of any claim or controversy arising out of the Loan, this Agreement or any of the other Loan Documents.

     5.6 APPLICATION OF PROCEEDS. Any money collected by Bank pursuant to this Article (whether by means of voluntary payment, foreclosure or otherwise) shall be promptly applied as follows unless otherwise required by provision of applicable law:

          (a) First, to the payment of all expenses incurred by Bank under this Agreement and in enforcing its rights hereunder, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses.

          (b) Next, to the payment of all principal and accrued interest on the Note.

          (c) Next, to the payment of any other amounts owed by Borrower to Bank under this Agreement or other Senior Debt.

          (d)  Next, to Borrower.

                            ARTICLE 6. MISCELLANEOUS

     6.1 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, and the execution and delivery of the Notes.

     6.2 INDEMNITY. Borrower hereby agrees to defend, indemnify, protect and hold Bank and its directors, officers, employees, partners, attorneys, agents, participants, successors and assigns harmless from and against all losses, damages, liabilities, claims, actions, judgments, costs and attorneys' fees which Bank may incur as a direct or indirect consequence of (i) the making of the Loan, except for violations of banking laws or regulations by Bank; (ii) Borrower's failure to perform any obligations as and when required by this Agreement or any of the other Loan Documents; (iii) the failure at any time of any of Borrower's representations or warranties to be true and correct in all material respects; (iv) any lien or claim which may be alleged to have arisen on or against the Collateral or any part thereof under the laws of the local or state government or any other governmental or quasi-governmental authority or any liability asserted against Bank with respect thereto; (v) any tax attributable to the execution, delivery, filing or recording of the Security Agreement or the Note; or (vi) any act or omission by Borrower or other Person (other than Bank or its agents) with respect to the Collateral or any portion thereof. Borrower shall pay immediately upon Bank's demand any amounts owing under this indemnity, together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note. Borrower's duty to defend, indemnify, protect and hold Bank harmless shall survive the release and cancellation of the Note.

     6.3 FURTHER ASSURANCES. At Bank's reasonable request and at Borrower's expense, Borrower shall execute, acknowledge and deliver all other instruments and perform all other acts necessary, desirable or proper to carry out the purposes of the Loan Documents or to perfect and preserve any liens created by the Loan Documents.

     6.4 FORM OF DOCUMENTS. The form and substance of all documents, instruments and forms of evidence to be delivered to Bank under the terms of any of the Loan Documents shall be subject to Bank's approval, and shall not be modified, superseded or terminated in any respect without Bank's prior written approval.

     6.5 NOT ASSIGNABLE. Neither this Agreement nor any rights of Borrower to receive any sums, proceeds or disbursements under this Agreement or under the Notes may be assigned, pledged, hypothecated or otherwise encumbered by Borrower, without the prior written consent of Bank. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of Bank, its successors and assigns, and shall bind Borrower and its permitted heirs, executors, administrators, successors and assigns.

     6.6 ATTORNEYS' FEES. If Bank refers this Agreement or any of the other Loan Documents to an attorney to enforce, construe or defend the same, or as a consequence of any Event of Default as defined in this Agreement, with or without the filing of any legal action or proceeding, Borrower shall pay to Bank, immediately upon demand, the amount of all reasonable attorneys' fees and costs incurred by Bank in connection therewith, together with interest thereon from the date of such demand at the rate of interest applicable to the principal balance of the Notes. The reference to "attorneys' fees" in this Paragraph, elsewhere in this Agreement and in all of the other Loan Documents shall include, without limitation, fees charged by Bank for the services furnished by attorneys who are in its employ, at rates not exceeding those that would be charged by outside attorneys for comparable services.

     6.7 GOVERNING LAW. The Loan Documents shall be governed by and construed in accordance with the laws of the State of California, except the extent preempted by Federal law. Borrower and all Persons and entities in any manner obligated to Bank under the Loan Documents hereby consent to the jurisdiction of any Federal or State court within the State of California and also consent to service of process by any means authorized by California or Federal law.

     6.8 NO THIRD PARTIES BENEFITTED. No Person other than Bank and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

     6.9 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part of this Agreement.

     6.10 SEVERABILITY. If any provision of the Loan Documents is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from the Loan Documents, and all remaining parts shall continue in full force as though the invalid, illegal or unenforceable portion had never been part of the Loan Documents.

     6.11 JOINT AND SEVERAL OBLIGATIONS. The obligations of Borrower shall be the joint and several obligations of all entities comprising Borrower.

     6.12 GENDER. When the context and construction so require, all words used in the singular in this Agreement shall be deemed to have been used in the plural, the masculine shall include the feminine and neuter, and vice versa.

     6.13 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of the Notes in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Notes are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     6.14 MODIFICATION. This Agreement may not be amended, waived or modified in any manner without the written consent of Bank and Borrower.

     6.15 NOTICES. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when deposited in the United States mail, certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof served as provided in this Paragraph) shall be as follows:

           Borrower:      Advanced Marketing Services, Inc.
                          5880 Oberlin Drive, Suite 400
                          San Diego, California 92121
                          Attention: Chief Financial Officer

           Bank:          California Bank & Trust
                          4320 La Jolla Village Drive, Suite 130
                          San Diego, California 92122
                          Attention: Metropolitan Corporate Banking

     6.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.17 PARAGRAPH HEADINGS. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

BANK: CALIFORNIA BANK & TRUST, a California banking corporation


                                By /S/ STEVE DELONG
                                   ---------------------------------------------
                                Name  STEVE DELONG
                                      ------------------------------------------
                                Title VICE PRESIDENT
                                      ------------------------------------------

                                 By
                                    --------------------------------------------
                                 Name
                                       -----------------------------------------
                                 Title
                                       -----------------------------------------


BORROWER:                       ADVANCED MARKETING SERVICES, INC., a
                                Delaware corporation


                                By /S/ MICHAEL M. NICITA
                                   ---------------------------------------------
                                   Michael M. Nicita, President and CEO


                                By /S/ EDWARD J. LEONARD
                                   ---------------------------------------------
                                   Edward J. Leonard, Exec. Vice Pres. and CFO